UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

EQUITY RESIDENTIAL
(Exact name of Registrant as Specified in Its Charter)

Maryland	1-12252	13-3675988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 474-1300

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 Par Value (Equity Residential)	EQR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 12, 2026, Equity Residential (“the Company”) held a special meeting of shareholders (the “Special Meeting”) in connection with the proposed merger of equals (the “Merger”) of the Company and AvalonBay Communities, Inc. (“AvalonBay”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 20, 2026, by and among the Company, AvalonBay, ERP Operating Limited Partnership and Canopy Merger Sub LLC. At the Special Meeting, the Company’s shareholders considered certain matters related to the Merger, each of which is described more fully in the joint proxy statement/prospectus of the Company and AvalonBay, dated as of July 13, 2026, as supplemented by the Company in its Current Report on Form 8-K filed with the SEC on July 31, 2026.

At the close of business on July 9, 2026, the record date for the Special Meeting, there were (i) 374,937,101 common shares of beneficial interest of the Company, par value $0.01 (“Company common shares”) outstanding, each of which was entitled to one (1) vote for each proposal at the Special Meeting. At the Special Meeting, a total of 337,552,586 Company common shares were present, virtually or by proxy, which, voting together as a single class, represented approximately 90% of the Company common shares outstanding and entitled to vote at the Special Meeting, constituting a quorum to conduct business.

The vote results on the matters presented at the Special Meeting are set forth below.

Company Proposal 1 – The Company share issuance proposal. A proposal to approve the issuance of Company common shares pursuant to the Merger Agreement, was approved upon the following votes:

Votes For	Votes Against	Abstentions
336,038,504	1,024,329	489,753

Company Proposal 2 – The Company charter amendment proposal. A proposal to approve an amendment to the Company’s Declaration of Trust to increase the number of authorized Company common shares, was approved upon the following votes:

Votes For	Votes Against	Abstentions
315,112,364	21,939,837	500,385

Company Proposal 3 – The Company adjournment proposal. A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Company share issuance proposal, was approved upon the following votes:

Votes For	Votes Against	Abstentions
299,835,540	37,238,652	478,394

Item 8.01.	Other Events.

On August 12, 2026, the Company and AvalonBay issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of AvalonBay’s stockholders also held on August 12, 2026. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
99.1	Joint Press Release, dated August 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: August 12, 2026	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President, General Counsel and Corporate Secretary